Exhibit 10.14.2

Execution Copy

AMENDMENT NO. 2 TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

AMENDMENT NO. 2, dated December 1, 2009 (this “Amendment”), to the MEMBERSHIP INTEREST PURCHASE AGREEMENT dated November 10, 2008 (as amended, modified or supplemented from time to time, the “Purchase Agreement”), by and among MDC Acquisition Inc., a Delaware corporation (“MDC Sub”); CPB Acquisition Inc., a Delaware Corporation (“Acquisition Co.”); MDC Partners Inc., a Canadian corporation (“MDC Partners”); Crispin & Porter Advertising, Inc. (d/b/a Crispin Porter & Bogusky), a Florida corporation (“CPB Inc.” or “Seller”); Charles Porter (“Porter”), Alex Bogusky (“Bogusky”), Jeff Hicks (“Hicks”), and Jeff Steinhour (“Steinhour”; together with Porter, Bogusky and Hicks collectively referred to as the “Employee Members” and individually as an “Employee Member”); MDC Sub, together with the Acquisition Co., Employee Members and CPB Inc., collectively referred to as the “Members” and individually a “Member”)).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter set forth and agree to certain other matters contained herein;

WHEREAS, pursuant to the Purchase Agreement, CPB Inc. (the “Seller”) sold, and MDC Sub purchased, an aggregate amount equal to 17% of the issued and outstanding Membership Interests in the Company (the “Purchased Interests”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.         On or prior to December 1, 2009, MDC Sub shall pay to Seller an amount equal to $35.9 million (the “2009 Installment Payment”), as an initial installment of the final payment in respect of the Period Three Formula Amount.

3.           Section 2(a)(ii) of the Purchase Agreement is hereby amended and restated as follows:

“On or prior to April 1, 2010, a payment in an amount equal to the “Period Three Formula Amount”, calculated in accordance with Section 10.4.3(c) of the LLC Agreement, minus $40.1 million (such net amount, the “Final Purchase Payment”), payable in cash.  In the event that the Period Three Formula Amount is equal to less than zero, there shall be no repayment obligation by the Seller to MDC Sub.”

4.           In connection with the “Final Purchase Payment” of the Put/Call Purchase Price payable to Seller, the following terms and conditions shall apply:

(1)
On or prior to December 18, 2009, MDC Sub shall pay to Seller an additional amount equal to the amount of the discretionary incentive bonus pool payable to the Company’s employees, inclusive of applicable payroll taxes, in respect of 2009 (the “2009 Additional Payment”).  CPB Inc. will promptly pay the related incentive payments to employees of the Company, as determined by it, together with applicable payroll taxes; and

(2)
PBT for YP+1 (2009) shall be that amount of PBT for such calendar year as determined and calculated in accordance with Section 10.4(b)(x) of the LLC Agreement.  For the avoidance of doubt, PBT for 2009 shall be reduced by an amount equal to the 2009 Additional Payment (without duplication).

5.           Except as set forth above, the Purchase Agreement, as amended herein, shall remain in full force and effect without further modification.

6.           This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.  Facsimile signatures shall constitute an original.

7.           This Amendment, including the other documents referred to herein that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  This Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter contained in this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Purchase Agreement, as of the day and year first above written.

MDC ACQUISITION INC.

By:	/s/ Michael Sabatino
Name: Michael Sabatino
Title: President

CPB ACQUISITION INC.

By:	/s/ Michael Sabatino
Name: Michael Sabatino
Title: President

MDC PARTNERS INC.

By:	/s/ David B. Doft
Name: David B. Doft
Title: Chief Financial Officer

CRISPIN & PORTER ADVERTISING, INC.

By:	/s/ Charles K. Porter
Name: Charles K. Porter
Title: CEO

Employee Members:

By:	/s/ Charles Porter
Charles Porter

By:	/s/ Alex Bogusky
Alex Bogusky

By:	/s/ Jeff Hicks
Jeff Hicks

By:	/s/ Jeff Steinhour
Jeff Steinhour